Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 2, 2004, SupportSoft, Inc. (“SupportSoft”) completed its acquisition of substantially all of the assets of Core Networks Incorporated (“Core”), for approximately $16,850,000 in cash and the assumption of certain operating liabilities of Core, a developer of software products for network monitoring, management and activation of digital services for DSL and cable broadband providers.

The accompanying unaudited pro forma condensed combined statements of operations combine the results of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 as if the acquisition had occurred on January 1, 2003.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Core Networks acquired based on their fair values as determined by management with the assistance of third party valuation specialists as of the acquisition date. This valuation was based on actual tangible and intangible assets of Core that existed as of the acquisition date and has been considered in the fair value estimates reflected in these unaudited pro forma condensed combined financial statements.

Further, the unaudited pro forma condensed combined financial statements do not include adjustments for liabilities resulting from integration planning. Management of SupportSoft is in the process of making these assessments and estimates of these costs are not currently known.

The following unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of SupportSoft, as filed with the SEC, and Core Networks, included elsewhere in this Form 8-K. The following unaudited pro forma condensed combined statements of operations are not necessarily indicative of the results that would have occurred had the purchased occurred on January 1, 2003, nor is it necessarily indicative of the future operating results of the combined company. See the Notes to Unaudited Pro Forma Condensed Combined Financial Statements in this section for an explanation of the pro forma adjustments.

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

	SupportSoft 9/30/04	Core Networks 9/2/04	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Revenue
License fees	$28,446	$781			$29,227
Services	16,393	460			16,853

Total revenue	44,839	1,241			46,080
Costs and expenses:
Cost of license fees	209	—			209
Cost of services	6,875	335			7,210
Amortization of intangible assets	92	—	817	(a)	909
Research and development	6,815	1,649			8,464
Sales and marketing	17,469	1,275			18,744
General and administrative	4,459	1,557			6,016
In-process research and development	1,618	—			1,618

Total costs and expenses	37,537	4,816			43,170
Income (loss) from operations	7,302	(3,575)			2,910
Interest and other income:	1,785	4	(142	)(b)	1,647

Income (loss) before income taxes	9,087	(3,571)			4,557
Income tax benefit (expense)	(608)	482	(179	)(c)	(305)

Net income (loss)	$8,479	$(3,089)			$4,252

Net income per share - basic	0.20				0.10
Shares used in computing basic net income per share	42,291				42,291
Net income per share - diluted	0.19				0.09
Shares used in computing diluted net income per share	45,778				45,778

See accompanying notes to unaudited pro forma condensed combined financial statements.

SUPPORTSOFT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

	SupportSoft 12/31/03	Core Networks 12/31/03	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Revenue
License fees	$40,885	$1,668			$42,553
Services	12,386	422			12,808

Total revenue	53,271	2,090			55,361
Costs and expenses:
Cost of license fee	369	—			369
Cost of services	6,846	357			7,203
Amortization of intangible assets	—	—	1,090	(a)	1,090
Research and development	9,199	2,154			11,353
Sales and marketing	22,038	1,841			23,879
General and administrative	5,405	2,766			8,171

Total costs and expenses	43,857	7,118			52,065
Income (loss) from operations	9,414	(5,028)			3,296
Other income (expense):
Interest income and other	564	5	(189	)(b)	380
Interest expense and other	(62)	—			(62)

Income (loss) before income taxes	9,916	(5,023)			3,614
Income tax expense	(496)	—			(496)

Net income (loss)	$9,420	$(5,023)			$3,118

Net income per share - basic	0.27				0.09
Shares used in computing basic net income per share	34,682				34,682
Net income per share - diluted	0.25				0.08
Shares used in computing diluted net income per share	38,048				38,048

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of SupportSoft have been prepared based on the historical consolidated statements of operations of SupportSoft and Core Networks for the year ended December 31, 2003, and the nine months ended September 30, 2004, after giving effect to the adjustments described below.

SupportSoft employs accounting policies that are in accordance with generally accepted accounting principles (GAAP) in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of SupportSoft have been made.

The historical consolidated statement of operations and deficit and consolidated balance sheet of Core Networks have been presented in accordance with Canadian GAAP. The unaudited pro forma condensed combined statement of operations of SupportSoft and Core Networks for the year ended December 31, 2003 is presented as if the combination had taken place on January 1, 2003. Due to the date of the acquisition, the historical results of Core Networks through September 2, 2004 were used. For the purpose of presenting the unaudited pro forma condensed combined financial information, the consolidated statement of operations and deficit relating to Core Networks has been adjusted to conform with US GAAP as described in Note 4 to the unaudited pro forma condensed combined financial information. In addition, certain adjustments have been made to the historical financial statements of Core Networks to reflect reclassifications to conform with SupportSoft’s presentation under US GAAP.

The historical financial statements of Core Networks were presented in Canadian dollars. For the purposes of presenting the unaudited pro forma condensed combined financial information, the adjusted statements of operations of Core Networks for the year ended December 31, 2003 and the period ended September 2, 2004, have been translated into US dollars at the average daily closing rate for the year ended December 31, 2003 and the period ended September 2, 2004.

Note 2 – Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect the amortization expense related to the estimated intangible assets, to reflect less interest income resulting from the cash paid for Core Networks and to reflect the income tax effect related to the pro forma adjustments. No pro forma adjustments were required to conform Core Network’s accounting policies to SupportSoft’s accounting policies.

SupportSoft has not identified any preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

PURCHASE PRICE. The unaudited pro forma financial information reflects a total purchase price for Core Networks of $17.6 million, comprised of cash consideration of $16.85 million and direct transaction costs of $758 thousand. In accordance with the purchase agreement, the cash purchase price is subject to adjustment and this adjustment has not yet been finalized. The purchase price was funded entirely out of SupportSoft’s cash and cash equivalents at the acquisition date.

PURCHASE PRICE ALLOCATION. The purchase price was allocated at the assumed acquisition date of June 30, 2004, as follows (in thousands):

Cash	1.0
Accounts receivable	158.0
Net fixed assets	591.0
Accrued liabilities	(44.0)

Net tangible assets	706.0
Amortizable intangible assets:
Developed and core technology	4,360.0
Customer relationships	1,087.0
In-process research & development	1,618.0
Goodwill	9,837.0

Total estimated purchase price allocation	$17,608.0

Of the total estimated purchase price, $5.4 million has been allocated to amortizable intangible assets acquired consisting of existing developed and core technology and customer relationships with useful lives of five years.

An estimate of $9.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and amortizable intangible assets as well as in-process technologies. In-process research and development is written-off after the acquisition date in accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

The $1.6 million allocated to in-process research and development was written off at September 30, 2004 in accordance with generally accepted accounting principles and is reflected as a $1.6 million adjustment to the SupportSoft Inc. September 30, 2004 Condensed Consolidated Financial Statements.

In accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of the combined company determines that the goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

(a) AMORTIZATION OF INTANGIBLE ASSETS ACQUIRED BY SUPPORTSOFT. Of the $16.5 million of intangible assets recorded at the acquisition date, $4.4 million was assigned to developed and core technology having an estimated useful life of five years. The $1.1 million allocated to customer relationships also has an estimated useful life of five years. Amortization of the developed and core technology and customer relationships reflected in the unaudited pro forma condensed combined statements of operations is approximately $1.09 million for the year ended December 31, 2003, and $817 thousand for the nine months ended September 30, 2004. The $1.6 million allocated to in-process research and development is assumed was written off at September 30, 2004 in accordance with generally accepted accounting principles and is reflected as a $1.6 million adjustment in the SupportSoft Inc. September 30, 2004 Condensed Consolidated Financial Statements and not in the pro forma financial statements. Goodwill is not amortized.

(b) INTEREST INCOME. Interest income in the unaudited condensed combined statements of operations has been adjusted to reflect the reduction of $17.6 million in cash and cash equivalents with an approximate return of 1.1% per annum.

(c) INCOME TAXES. Income tax provision (benefit) in the unaudited condensed combined statements of operations has been adjusted to reflect the income tax impact of the adjustments above.

Note 3 – Pro forma earnings per share (“EPS”)

Basic and diluted pro forma EPS were calculated using SupportSoft’s basic and diluted weighted average shares outstanding for the year ended December 31, 2003, and SupportSoft’s basic and diluted weighted average shares for the nine months ended September 30, 2004 as this was a cash acquisition and not stock and therefore shares used in the computation do not change.

Note 4 – Canadian GAAP to US GAAP Adjustments

The consolidated financial statements of Core Networks used in preparation of the unaudited pro forma condensed combined consolidated financial statements of SupportSoft have been prepared in accordance with Canadian generally accepted accounting principles (CND GAAP). Certain insignificant adjustments required to reflect the consolidated financial statements of Core Networks in accordance with US generally accepted accounting principles were related to the to accretion of the convertible debt discount and to accretion of the term debt discount of those debts held by Core Networks.

End of Filing